                                                                   Exhibit 10.19


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                                 ONSALE, INC.

                          LOAN AND SECURITY AGREEMENT

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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    DEFINITIONS AND CONSTRUCTION...........................................  1
      1.1    Definitions.....................................................  1
      1.2    Accounting Terms................................................  6

2.    LOAN AND TERMS OF PAYMENT..............................................  6
      2.1    Advances........................................................  6
      2.2    Overadvances....................................................  7
      2.3    Interest Rates, Payments, and Calculations......................  7
      2.4    Crediting Payments..............................................  7
      2.5    Fees............................................................  7
      2.6    Additional Costs................................................  8
      2.7    Term............................................................  8

3.    CONDITIONS OF LOANS....................................................  8
      3.1    Conditions Precedent to Initial Advance.........................  8
      3.2    Conditions Precedent to all Advances............................  9

4.    CREATION OF SECURITY INTEREST..........................................  9
      4.1    Grant of Security Interest......................................  9
      4.2    Delivery of Additional Documentation Required...................  9
      4.3    Right to Inspect................................................  9

5.    REPRESENTATIONS AND WARRANTIES......................................... 10
      5.1    Due Organization and Qualification.............................. 10
      5.2    Due Authorization; No Conflict.................................. 10
      5.3    No Prior Encumbrances........................................... 10
      5.4    Bona Fide Eligible Accounts..................................... 10
      5.5    Merchantable Inventory.......................................... 10
      5.6    Intellectual Property........................................... 10
      5.7    Name; Location of Chief Executive Office........................ 10
      5.8    Litigation...................................................... 10
      5.9    No Material Adverse Change in Financial Statements.............. 10
      5.10   Solvency........................................................ 10
      5.11   Regulatory Compliance........................................... 11
      5.12   Environmental Condition......................................... 11
      5.13   Taxes........................................................... 11
      5.14   Subsidiaries.................................................... 11
      5.15   Government Consents............................................. 11
      5.16   Full Disclosure................................................. 11

6.    AFFIRMATIVE COVENANTS.................................................. 11
      6.1    Good Standing................................................... 12
      6.2    Government Compliance........................................... 12
      6.3    Financial Statements, Reports, Certificates..................... 12
      6.4    Inventory; Returns.............................................. 12
      6.5    Taxes........................................................... 12
      6.6    Insurance....................................................... 13
      6.7    Principal Depository............................................ 13
      6.8    Quick Ratio..................................................... 13

      6.9     Debt-Net Worth Ratio................................. 13
      6.10    Profitability........................................ 13
      6.11    Debt Free Period..................................... 13
      6.13    Collections.......................................... 14

7.    NEGATIVE COVENANTS........................................... 14
      7.1     Dispositions......................................... 14
      7.2     Change in Business................................... 14
      7.3     Mergers or Acquisitions.............................. 14
      7.4     Indebtedness......................................... 14
      7.5     Encumbrances......................................... 14
      7.6     Distributions........................................ 14
      7.7     Investments.......................................... 14
      7.8     Transactions with Affiliates......................... 14
      7.9     Intellectual Property Agreements..................... 14
      7.10    Subordinated Debt.................................... 15
      7.11    Inventory............................................ 15
      7.12    Compliance........................................... 15

8.    EVENTS OF DEFAULT............................................ 15
      8.1     Payment Default...................................... 15
      8.2     Covenant Default..................................... 15
      8.3     Material Adverse Change.............................. 15
      8.4     Attachment........................................... 15
      8.5     Insolvency........................................... 16
      8.6     Other Ageements...................................... 16
      8.7     Subordinated Debt.................................... 16
      8.8     Judgments............................................ 16
      8.9     Misrepresentations................................... 16

9.    BANK'S RIGHTS AND REMEDIES................................... 16
      9.1     Rights and Remedies.................................. 16
      9.2     Power of Attorney.................................... 17
      9.3     Accounts Collection.................................. 17
      9.4     Bank Expenses........................................ 18
      9.5     Bank's Liability for Collateral...................... 18
      9.6     Remedies Cumulative.................................. 18
      9.7     Demand; Protest...................................... 18

10.   NOTICES...................................................... 18

11.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER................... 19

12.   GENERAL PROVISIONS........................................... 19
      12.1    Successors and Assigns............................... 19
      12.2    Indemnification...................................... 19
      12.3    Time of Essence...................................... 19
      12.4    Severbility of Provisions............................ 19
      12.5    Amendments in Writing, Integration................... 19
      12.6    Counterparts......................................... 20
      12.7    Survival............................................. 20
      12.8    Confidentiality...................................... 20

       This LOAN AND SECURITY AGREEMENT is entered into as of March 12, 1997, by and between SILICON VALLEY BANK ("Bank") and ONSALE, INC. ("Borrower").

                                   RECITALS
                                   --------

       Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT
                                   ---------

       The parties agree as follows:

       1.    DEFINITIONS AND CONSTRUCTION
             ----------------------------

             1.1   Definitions. As used in this Agreement, the following terms
                   -----------
shall have the following definitions:

                   "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                   "Advance" or "Advances" means a cash advance under the Revolving Facility.

                   "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                   "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses or appeal), whether or not suit is brought.

                   "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                   "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

                   "Closing Date" means the date of this Agreement.

                   "Code" means the California Uniform Commmercial Code.

                   "Collateral" means the property described on Exhibit A
                                                                ---------
attached hereto.

                    "Committed Line" means Two Million Dollars ($2,000,000) prior to the Equity Event, and Four Million Dollars ($4,000,000) after the Equity Event.

                    "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                    "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                    "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

                    "Daily Balance" means the amount of the Obligations owed at the end of a given day.

                    "Equity Event" means the receipt by Borrower of not less than Ten Million Dollars ($10,000,000) of proceeds from the sale of its equity securities under a registration statement filed pursuant to the Securities Act of 1933, as amended.

                    "Extension Period" means the period beginning May 1, 1997 (if the Equity Event has not occurred by such date) and ending on the earlier of
(i) the Equity Event or (ii) September 30, 1997.

                    "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                    "GAAP" means generally accepted accounting principles as in effect from time to time.

                    "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and
(d) all Contingent Obligations.

             "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

             "Intellectual Property Collateral" means

             (a)   Copyrights, Trademarks and Patents;

             (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, acquired or held;

             (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

             (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

             (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

             (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

             (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

             "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody of possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

             "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

             "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

             "Lien" means any mortgage, lien, deed or trust, charge, pledge, security interest or other encumbrance.

        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

        "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

        "Maturity Date" means the earlier of April 30, 1997 or the date of the Equity Event provided that if the Equity Event occurs on or before April 30, 1997, the Maturity Date shall be the day before the first anniversary of the Equity Event, and if the Equity Event does not occur by April 30, 1997, the Maturity Date shall be September 30, 1997.

        "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

        "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

        "Patents means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

        "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

        "Permitted Indebtedness" means:

        (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

        (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

        (c) Indebtedness secured by Liens described in clause (c) of "Permitted Liens", provided the amount of such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment acquired with the proceeds of such Indebtedness;

        (d)     Subordinated Debt; and

        (e) Indebtedness to trade creditors incurred in the ordinary course of business.

        "Permitted Investment" means:

        (a) Investments existing on the Closing Date disclosed in the Schedule; and

                    (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

                    "Permitted Liens" means the following:

                    (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                    (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of
                                  --------
Bank's security interests;

                    (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so
                 --------
acquired and improvements thereon, and the proceeds of such equipment;

                    (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder; and

                    (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal
                                            --------
or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

                    "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                    "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                    "Quick Assets" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

                    "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                    "Revolving Facility" means the facility under which Borrower may request Bank to issue cash advances, as specified in Section 2.1 hereof.

                    "Schedule" means the schedule of exceptions attached hereto, if any.

                    "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

                    "Subsidiary" means any corporation or partnership in which
(i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

                    "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts
                     -----
attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
                                           ---

                    "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all indebtedness, but specifically excluding Subordinated Debt.

                    "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

               1.2  Accounting Terms.  All accounting terms not specifically
                    ----------------
defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

        2.     LOAN AND TERMS OF PAYMENT
               -------------------------

               2.1  Advances.
                    --------

                    (a) Subject to and upon the terms and conditions of this Agreement, Bank will make Advances to Borrower in an aggregate amount not to exceed the lesser of (i) the Committed Line, or (ii) Borrower's monthly earnings before interest, taxes, depreciation and amortization, annualized. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time prior to the Maturity Date.

                    (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances
                          ---------
under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section
2.1 to Borrower's deposit account.

                (c) The Revolving Facility shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and other amounts outstanding under this Agreement shall be immediately due and payable.

        2.2     Overadvances. If, at any time or for any reason, the amount of
                ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of the Committed Line or Borrower's monthly earnings before interest, taxes, depreciation and amortization, annualized. Borrower shall pay to Bank, in cash, the amount of such excess within five (5) days of the date of such overadvance. Failure to pay such amount within five (5) days will constitute an Event of Default.

        2.3      Interest Rates, Payments, and Calculations.
                 ------------------------------------------

                (a)     Interest Rate. Except as set forth in Section 2.3(b),
                        -------------
any Advances shall bear interest, on the average Daily Balance, at a rate equal to one and one half (1.5) percentage points above the Prime Rate; provided that after the Equity Event, the interest rate shall be three quarters of one percentage point (0.75) above the Prime Rate.

                (b)     Default Rate. All Obligations shall bear interest, from
                        ------------
and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                (c)     Payments. Interest hereunder shall be due and payable on
                        --------
the fifth calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                (d)     Computation. In the event the Prime Rate is changed from
                        -----------
time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.


        2.4     Crediting Payments. Prior to the occurrence of an Event of
                ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.5     Fees. Borrower shall pay to Bank the following:
                ----

                (a)     Facility Fee. A Facility Fee equal to Two Thousand Five
                        ------------
Hundred Dollars ($2,500), which fee shall be due on the Closing Date and shall be fully earned and nonrefundable; and an additional Facility Fee equal to Twenty Thousand Dollars ($20,000), which fee shall be due on the date of the Equity Event.

                    (b)  Financial Examination and Appraisal Fees.  Bank's
                         ----------------------------------------
customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

                    (c)  Bank Expenses.  Upon the date hereof, all Bank Expenses
                         -------------
incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

               2.6  Additional Costs.  In case any change in any law,
                    ----------------
regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement;

                    (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                    (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                    (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

               2.7  Term.  This Agreement shall become effective on the Closing
                    ----
Date, and subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Advances under this Agreement continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        3.     CONDITIONS OF LOANS
               -------------------

               3.1  Conditions Precedent to Initial Advance.  The obligation of
                    ---------------------------------------
Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                    (a)  this Agreement;

                    (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

             (c)   a warrant to purchase stock;

             (d)   financing statement (Form UCC-1);

             (e)   insurance certificate;

             (f)   payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof; and

             (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

       3.2   Conditions Precedent to all Advances. The obligation of Bank to
             ------------------------------------
make each Advance, including the initial Advance, is further subject to the following conditions:

             (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

             (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a presentation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

   4.  CREATION OF SECURITY INTEREST
       -----------------------------

       4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

       4.2  Delivery of Additional Documentation Required. Borrower shall from
            ---------------------------------------------
time to time execute and deliver to Bank, at the request of Bank, all Negotiable, Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

       4.3  Right to Inspect. Bank (through any of its officers, employees, or
            ----------------
agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

            Borrower represents and warrants as follows:

            5.1  Due Organization and Qualification.  Borrower and each
                 ----------------------------------
Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

            5.2  Due Authorization; No Conflict.  The execution, delivery, and
                 ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound.

            5.3  No Prior Encumbrances.  Borrower has good and indefeasible
                 ---------------------
title to the Collateral, free and clear of Liens, except for Permitted Liens.

            5.4  Bona Fide Eligible Accounts.  The Eligible Accounts are bona
                 ---------------------------
fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

            5.5  Merchantable Inventory.  All Inventory is in all material
                 ----------------------
respects of good and marketable quality, free from all material defects.

            5.6  Intellectual Property.  Borrower is the sole owner of the
                 ---------------------
Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party.

            5.7  Name; Location of Chief Executive Office.  Except as disclosed
                 ----------------------------------------
in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office Borrower is located at the address indicated in Section 10 hereof.

            5.8  Litigation.  Except as set forth in the Schedule, there are no
                 ----------
actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

            5.9  No Material Adverse Change in Financial Statements.  All
                 ---------------------------------------------------
consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

            5.10 Solvency.  The fair saleable value of Borrower's assets
                 --------
(including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

        5.11    Regulatory Compliance.  Borrower and each Subsidiary has met
                ---------------------
the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

        5.12    Environmental Condition.  None of Borrower's or any Subsidiary's
                -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

        5.13    Taxes.  Borrower and each Subsidiary has filed or cause to be
                -----
filed all tax returns to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

        5.14    Subsidiaries.  Borrower does not own any stock, partnership
                ------------
interest or other equity securities of any Person, except for Permitted Investments.

        5.15    Government Consents.  Borrower and each Subsidiary has obtained
                -------------------
all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

        5.16    Full Disclosure.  No representation, warranty or other statement
                ---------------
made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

   6.   AFFIRMATIVE COVENANTS
        ---------------------

        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

               6.1   Good Standing.  Borrower shall maintain its and each of its
                     -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

               6.2   Government Compliance.  Borrower shall meet, and shall
                     ---------------------
cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

               6.3  Financial Statements, Reports, Certificates.  Borrower shall
                    -------------------------------------------
deliver to Bank: (a) prior to the Equity Event (and after the Equity Event, at any time the outstanding Advances exceed Two Million Dollars ($2,000,000)) as soon as available, but in any event within twenty (20) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) after the Equity Event, within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower of any Subsidiary that could result in damages or costs to Borrower of any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (d) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any material Copyright, Patent or Trademark or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

        Borrower shall deliver to Bank with the monthly financial statements (or with the Form 10-Q at any time monthly financial statements are not required) a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.
   ---------

               6.4  Inventory; Returns.  Borrower shall keep all Inventory in
                    ------------------
good and marketable condition, free from all material defects. Returns and allowance, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

               6.5  Taxes.  Borrower shall make, and shall cause each Subsidiary
                    -----
to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

               6.6  Insurance.
                    ---------

                    (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                    (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank.
All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

               6.7  Principal Depository.  Borrower shall maintain its principal
                    --------------------
depository and operating accounts with Bank.

               6.8  Quick Ratio.  During the Extension Period, Borrower shall
                    -----------
maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities, less deferred revenue, of at least 0.7 to 1.0. After the Equity Event, Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities, less deferred revenue, of at least 2.5 to 1.0; provided that at any time after the Equity Event that the aggregate outstanding Advances exceed Two Million Dollars ($2,000,000), Borrower shall comply with such covenant as of the last day of each calendar month.

               6.9  Debt-Net Worth Ratio. During the Extension Period, Borrower
                    --------------------
shall maintain, as of the last day of each calendar month, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.75 to 1.0. After the Equity Event, Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of not more than 0.5 to 1.0; provided that at any time after the Equity Event that the aggregate outstanding Advances exceed Two Million Dollars ($2,000,000), Borrower shall comply with such covenant as of the last day of each calendar month.

               6.10 Profitability.  After the Equity Event, Borrower shall not
                    -------------
suffer a loss in any month in excess of Two Hundred Fifty Thousand Dollars ($250,000), or loss in two (2) consecutive months.

               6.11 Debt Free Period.  After an Advance has been made following
                    ----------------
the date of the Equity Event (and for thirty days thereafter) Borrower shall cause the outstanding balance owing to Bank under this Agreement to be zero.

               6.12 Maximum Inventory Days Sales.  During the Extension Period,
                    ----------------------------
Borrower shall maintain, as of the last day of each calendar month, Inventory Days Sales Outstanding of not more than nine (9.0) days. Inventory Days Sales Outstanding means (a) 365 days divided by (b) the quotient of Borrower's cost of goods sold for such month, annualized, divided by the value of Borrower's Inventory on such measurement date, as specified on Borrower's financial statements.

                6.13    Collections. Borrower shall transfer on a weekly basis
                        -----------
all amounts that Borrower receives from any source into one or more accounts held by Bank. Borrower shall enter into such agreements from time to time as Bank requests for the collection of amounts owing to Borrower.

        7.      NEGATIVE COVENANTS
                ------------------

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

                7.1     Dispositions. Convey, sell, lease, transfer or otherwise
                        ------------
dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfer of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; or (iii) Transfers of worn-out or obsolete Equipment.

                7.2     Change in Business. Engage in any business, or permit
                        ------------------
any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership. Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

                7.3     Mergers or Acquisitions. Merge or consolidate, or permit
                        -----------------------
any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

                7.4     Indebtedness. Create, incur, assume or be or remain
                        ------------
liable with respect to any indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                7.5     Encumbrances. Create, incur, assume or suffer to exist
                        ------------
any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

                7.6     Distributions. Pay any dividends or make any other
                        -------------
distribution or payment on account of or in redemption, retirement or purchase of any capital stock.

                7.7     Investments. Directly or indirectly acquire or own, or
                        -----------
make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

                7.8     Transactions with Affiliates. Directly or indirectly
                        ----------------------------
enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

                7.9     Intellectual Property Agreements. Borrower shall not
                        --------------------------------
permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property. Collateral acquired under such contracts, [except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgement.

              7.10  Subordinated Debt. Make any payment in respect of any
                    -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

              7.11  Inventory. Store the Inventory with a bailee, warehouseman,
                    ---------
or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

              7.12  Compliance. Become an "investment company" controlled by an
                    ----------
"investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        8.    EVENTS OF DEFAULT
              -----------------

              Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

              8.1   Payment Default. If Borrower fails to pay the principal of,
                    ---------------
or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

              8.2   Covenant Default. If Borrower fails to perform any
                    ----------------
obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

              8.3   Material Adverse Change. If there occurs a material adverse
                    -----------------------
change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

              8.4   Attachment. If any material portion of Borrower's assets is
                    ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, country, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

               8.5  Insolvency.  If Borrower becomes insolvent, or if an
                    ----------
Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within ten (10) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

               8.6  Other Agreements.  If there is a default in any agreement to
                    ----------------
which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

               8.7  Subordinated Debt.  If Borrower makes any payment on account
                    -----------------
of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

               8.8  Judgments.  If a judgment or judgments for the payment of
                    ---------
money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment); or

               8.9  Misrepresentations.  If any material misrepresentation or
                    ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        9.     BANK'S RIGHTS AND REMEDIES
               --------------------------

               9.1  Rights And Remedies.  Upon the occurrence and during the
                    -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                    (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

                    (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                    (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                    (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay,purchase, contest, or compromise and encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.
With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                    (e) Without notice to Borrower set of and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                    (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade, secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                    (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines in commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                    (h)  Bank may credit bid and purchase at any public sale;
and

                    (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

               9.2  Power of Attorney.  Effective only upon the occurrence and
                    -----------------
during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payments or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

               9.3  Accounts Collection.  At any time from the date of this
                    -------------------
Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

              9.4   Bank Expenses. If Borrower fails to pay any amounts or
                    -------------
furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement. Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

              9.5   Bank's Liability for Collateral. So long as Bank complies
                    -------------------------------
with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

              9.6   Remedies Cumulative. Bank's rights and remedies under this
                    -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

              9.7   Demand; Protest. Borrower waives demand, protest, notice of
                    ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.   NOTICES
              -------

              Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

        If to Borrower:      ONSALE, INC.
                             1861 Landings Dr.
                             Mountain View, CA 94043
                             Attn: John Sauerland
                             FAX: (415)428-0725

        If to Bank:      Silicon Valley Bank
                         3003 Tasman Drive
                         Santa Clara, CA 95054
                         Attn: Jeff Huhn
                         FAX:  (408) 748-9478

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
               ------------------------------------------

               The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12.    GENERAL PROVISIONS
               ------------------

               12.1 Successors and Assigns.  This Agreement shall bind and
                    ----------------------
inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights
                --------  -------
hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

               12.2 Indemnification.  Borrower shall defend, indemnify and hold
                    ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

               12.3 Time of Essence.  Time is of the essence for the
                    ---------------
performance of all obligations set forth in this Agreement.

               12.4 Severability of Provisions.  Each provision of this
                    --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               12.5 Amendments in Writing, Integration.  This Agreement cannot
                    ----------------------------------
be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

               12.6 Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

               12.7 Survival.  All covenants, representations and warranties
                    --------
made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

               12.8 Confidentiality.  In handling any confidential information
                    ---------------
Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Advances, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       ONSALE, INC.

                                       By: /s/ John Sauerland
                                           --------------------------------

                                       Title:  CFO
                                              -----------------------------


                                       SILICON VALLEY BANK


                                       By: /s/ Peter A. Kidder
                                           --------------------------------

                                       Title:  Vice President
                                              -----------------------------

                                   EXHIBIT A
                                   ---------

        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

        (e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00P.M., P.S.T

TO:  CENTRAL CLIENT SERVICE DIVISION                     DATE:
                                                                ----------------

FAX#:  (408) 496-2426                                    TIME:
                                                                ----------------

--------------------------------------------------------------------------------

   FROM:
        ------------------------------------------------------------------------
                            CLIENT NAME (BORROWER)

   REQUESTED BY:
                 ---------------------------------------------------------------
                           AUTHORIZED SIGNER'S NAME

   AUTHORIZED SIGNATURE:
                         -------------------------------------------------------

   PHONE NUMBER:
                 ---------------------------------------------------------------

   FROM ACCOUNT #                         TO ACCOUNT #
                  -------------------                  -------------------------

   REQUESTED TRANSACTION TYPE                  REQUESTED DOLLAR AMOUNT
   --------------------------                  -----------------------

   PRINCIPAL INCREASE (ADVANCE)           $
                                           -------------------------------------
   PRINCIPAL PAYMENT (ONLY)               $
                                           -------------------------------------
   INTEREST PAYMENT (ONLY)                $
                                           -------------------------------------
   PRINCIPAL AND INTEREST (PAYMENT)       $
                                           -------------------------------------

   OTHER INSTRUCTIONS:
                       ---------------------------------------------------------

--------------------------------------------------------------------------------

       All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 BANK USE ONLY

   TELEPHONE REQUEST:
   ------------------

   The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


   ----------------------------------     --------------------------------------
       Authorized Requester                            Phone #

   ----------------------------------     --------------------------------------
       Received By (Bank)                              Phone #

                    -------------------------------------
                          Authorized Signature (Bank)
--------------------------------------------------------------------------------

                                   EXHIBIT C
                            COMPLIANCE CERTIFICATE
                              (Extension Period)

TO:       SILICON VALLEY BANK


FROM:     ONSALE, INC.



     The undersigned authorized officer of ONSALE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 Please indicate compliance status by circling Yes/No under "Complies" column.

     Reporting Covenant                Required                  Complies
     ------------------                --------                  --------

     Monthly financial statements      Monthly within 20 days    Yes   No


     Financial Covenant                Required      Actual      Complies
     ------------------                --------      ------      --------

     Maintain on a Monthly Basis:
      Minimum Quick Ratio              0.7:1.0       ___:1.0     Yes   No
      Maximum Debt/Tangible Net Worth  1.75:1.0      ___:1.0     Yes   No
      Maximum Inventory Days Sales     9.0           ___         Yes   No

                                              ----------------------------------
Comments Regarding Exceptions: See Attached              BANK USE ONLY

                                               Received by:
                                                            ------------------
Sincerely,                                                      AUTHORIZED
                                               SIGNER

-------------------------------------------
SIGNATURE                                      Date:
                                                     -------------------------


-------------------------------------------    Verified:
TITLE                                                    ---------------------
                                                                AUTHORIZED
                                               SIGNER

-------------------------------------------
DATE                                           Date:
                                                     -------------------------

                                               Compliance Status:      Yes  No
                                              ----------------------------------

                                   EXHIBIT C
                             COMPLIANCE CERTIFICATE
                              (Post Equity Event)

TO:           SILICON VALLEY BANK

FROM:         ONSALE, INC.


                The undersigned authorized officer of ONSALE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 Please indicate compliance status by circling Yes/No under "Complies" column.

   Reporting Covenant                   Required                   Complies
   ------------------                   --------                   --------
   10-Q and 10-K                        Within 5 days of filing    Yes    No
   Monthly financial statements         Monthly within 20 days/1/  Yes    No
   Financial Covenant                   Required     Actual        Complies
   ----------------                     --------     ------        --------
   Maintain on a Quarterly/2/ Basis:
    Minimum Quick Ratio                 2.5:1.0      ___:1.0       Yes    No
    Maximum Debt/Tangible Net Worth     0.5:1.0      ___:1.0       Yes    No

   Profitability:  Monthly              $/3/         $_______      Yes    No

/1/  Only if Advances greater than $2,000,000
/2/  Monthly if Advances greater than $2,000,000
/3/ No loss greater than $250,000; no 2 consecutive losses

Comments Regarding Exceptions: See Attached.

Sincerely,

-----------------------------------------
SIGNATURE

-----------------------------------------
TITLE

-----------------------------------------
DATE


-------------------------------------
          BANK USE ONLY

  Received by:
              -----------------------
                AUTHORIZED SIGNER

  Date:
       ------------------------------

  Verified:
           --------------------------
               AUTHORIZED SIGNER

  Date:
       ------------------------------

  Compliance Status:        Yes    No

-------------------------------------

                    DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower: ONSALE, INC.                                Bank:  Silicon Valley Bank

================================================================================

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $2,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                                  Revolving Line
                                                                  --------------

        Amount paid to Borrower directly:                           $_______
        Undisbursed Funds                                           $_______

        Principal                                                   $_______

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

        Charges Paid in Cash:
               $2,500    Loan Fee
               $_____    Attorneys Fees and Expenses (Est.)

        Total Charges Paid in Cash                                  $_______

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered _____ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF _______, 19__.

BORROWER:

ONSALE, INC.
/s/John Sauerland
----------------------
Authorized Officer

================================================================================

                        AGREEMENT TO PROVIDE INSURANCE


Grantor:       ONSALE, INC.                     BANK:        Silicon Valley Bank

================================================================================

     INSURANCE REQUIREMENTS. ONSALE, INC. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

               Collateral:   All Inventory, Equipment and Fixtures.
               Type:         All risks, including fire, theft and liability.
               Amount:       Full insurable value.
               Basis:        Replacement value.
               Endorsements: Loss payable clause to Bank with stipulation that coverage will not be cancelled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

     INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of March 5, 1997, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MARCH 6, 1997.

GRANTOR;

ONSALE, INC.


x  /s/ John Sauerland
  ---------------------------------
  Authorized Officer

================================================================================
                               FOR BANK USE ONLY
                            INSURANCE VERIFICATION

DATE: _______________                                     PHONE: _______________
AGENT'S NAME: __________________________________________________________________
INSURANCE COMPANY: _____________________________________________________________
POLICY NUMBER: _________________________________________________________________
EFFECTIVE DATES: _______________________________________________________________
COMMENTS: ______________________________________________________________________
================================================================================

                        CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------
Borrower:     ONSALE, INC.

--------------------------------------------------------------------------------

        I, the undersigned Secretary or Assistant Secretary of ONSALE, INC. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of California.

        I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

        I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

        BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

        NAMES                    POSITIONS                     ACTUAL SIGNATURES
        ------------------------------------------------------------------------
John Sauderland            Chief Financial Officer        /s/ John Sauderland
----------------------     -------------------------     -----------------------

----------------------     -------------------------     -----------------------

----------------------     -------------------------     -----------------------

----------------------     -------------------------     -----------------------

----------------------     -------------------------     -----------------------

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

        Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan and Security Agreement dated as of March 6, 1997 (the "Loan Agreement").

        Execute Notes. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

        Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

        Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the

Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable

        Letters of Credit; Foreign Exchange. To execute letters of credit applications, foreign exchange agreements and other related documents pertaining to Bank's issuance of letters of credit and foreign exchange contracts.

        Issue Warrants. To issue warrants to purchase the Corporation's capital stock, for such series and number, and on such terms, as an officer of the Corporation shall deem appropriate.

        Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

        BE IT FURTHER RESOLVED, than any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

        I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

        IN WITNESS WHEREOF, I have hereunto set my hand on March 13, 1997 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                       CERTIFIED TO AND ATTESTED BY:

                                       X  /s/ John Sauerland
                                        ----------------------------------------

--------------------------------------------------------------------------------

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL. REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE STOCK

Corporation:  ONSALE, INC., a California corporation
Number of Shares:  8,571
Class of Stock:  Common
 Initial Exercise Price:  $7.00 per share
Issue Date:  March 12, 1997
Expiration Date:  March 11, 2002


        THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1.  EXERCISE.
            ---------

            1.1  Method of Exercise.  Holder may exercise this Warrant by
                 ------------------
delivering duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

            1.2  Conversion Right.  In lieu of exercising this Warrant as
                 ----------------
specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

            1.3  [Intentionally deleted]

            1.4  Fair Market Value.  If the Shares are traded in a public
                 -----------------
market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

        1.5  Delivery of Certificate and New Warrant.  Promptly after Holder
             ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

        1.6  Replacement of Warrants.  On receipt of evidence reasonably
             -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        1.7  Repurchase on Sale, Merger, or Consolidation of the Company.
             -----------------------------------------------------------

             1.7.1.  "Acquisition."  For the purpose of this Warrant,
                     --------------
"Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

             1.7.2. Assumption of Warrant. Upon the closing of any Acquisition
                    ---------------------
the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

             1.7.3.  Purchasing Right.  Notwithstanding the foregoing, at the
                     ----------------
election of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less
(b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.
           --------------------------

        2.1  Stock Dividends, Splits, Etc.  If the Company declares or pays a
             ----------------------------
dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each

Share, acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

               2.2  Reclassification, Exchange or Substitution.  Upon any
                    ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares is this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

               2.3  Adjustments for Combinations, Etc.  If the outstanding
                    ---------------------------------
Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

               2.4  [Intentionally deleted]

               2.5  No Impairment.  The Company shall not, by amendment of its
                    -------------
Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of the Warrant is unchanged.

               2.6  Fractional Shares.  No fractional Shares shall be issuable
                    -----------------
upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

        2.7     Certificate as to Adjustments.  Upon each adjustment of the
                -----------------------------
Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
           --------------------------------------------

        3.1     Representations and Warranties.  The Company hereby represents
                ------------------------------
and warrants to the Holder as follows:

                (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

                (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

        3.2     Notice and Certain Events.  If the Company proposes at any time
                -------------------------
(a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall give Holder the same notice given with respect thereto to the holders of the Comapny's common stock.

        3.3     Information Rights.  So long as the Holder holds this Warrant
                ------------------
and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

               3.4  [Intentionally deleted]

ARTICLE 4. MISCELLANEOUS.
           -------------

               4.1  Term; Notice of Expiration.  This Warrant is exercisable,
                    --------------------------
in whole of in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the expiration date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

               4.2  Legends.  This Warrant and the Shares (and the securities
                    -------
issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form.

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               4.3  Compliance with Securities Laws on Transfer.  This Warrant
                    -------------------------------------------
and the shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

               4.4  Transfer Procedure.  Subject to the provisions of
                    ------------------
Section 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

               4.5  Notices. All notices and other communications from the
                    -------
Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

               4.6  Waiver. This Warrant and any term hereof may be changed,
                    ------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such charge, waiver, discharge or termination is sought.

               4.7  Attorneys Fees. In the event of any dispute between the
                    --------------
parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

               4.8  Governing Law. This Warrant shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.


                                       "COMPANY"

                                       ONSALE, INC.

                                       By /s/ S. Jerrold Kaplan
                                         ---------------------------------------

                                       Name S. Jerrold Kaplan
                                           -------------------------------------
                                                          (Print)

                                       Title: Chairman of the Board, President,
                                               or Vice President


                                       By /s/ John Sauerland
                                         ---------------------------------------

                                       Name John Sauerland
                                           -------------------------------------
                                                          (Print)

                                       Title: Chief Financial Officer, Secretary
                                              Assistant Treasurer, or Assistant
                                              Secretary

                                  APPENDIX 1


                              NOTICE OF EXERCISE
                              ------------------


        1. The undersigned hereby elects to purchase ________ shares of the Common/Series _______ Preferred [strike one] Stock of __________________________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ________________ of the Shares covered by the Warrant.

        [Strike paragraph that does not apply.]

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                           ------------------------
                                    (Name)




                           ------------------------


                           ------------------------
                                   (Address)


        3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws .




                                      ------------------------------------------
                                      (Signature)



---------------------
       (Date)

                                  APPENDIX 2

                    Notice that Warrant Is About to Expire
                    --------------------------------------


                              ------------------

(Name of Holder)

(Address of Holder)

Attn: Chief Financial Officer


Dear: _______________________

        This is to advise you that the Warrant issued to you described below will expire on _________________, 19__.

        Issuer:

        Issue Date:

        Class of Security Issuable:

        Exercise Price per Share:

        Number of Shares Issuable:

        Procedure for Exercise:

        Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

                                       -------------------------------------
                                       (Name of Issuer)


                                       By
                                         -----------------------------------

                                       Its
                                          ----------------------------------